UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                FORM 8-K


                              CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(D)
                                  of the
                      SECURITIES EXCHANGE ACT OF 1934


                Date of Event Requiring Report: June 15, 2004




                               Axia Group, Inc.
                               ----------------
            (Exact Name of Registrant as Specified on its Charter)


              I-9418                                 87-0509512
      ----------------------                  ------------------------
     (Commission File Number)           (IRS Employer Identification Number)


                                    NEVADA
                                    ------
        (State or Other Jurisdiction of Incorporation or Organization)




          268 West 400 South, Suite 300, Salt Lake City, Utah 84101
          ---------------------------------------------------------
                 (Address of Principal Executive Offices)


                              (801) 575-8073
                              --------------
             (Registrant's Telephone Number, Including Area Code)








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ITEM 1.       CHANGES IN CONTROL OF REGISTRANT

On June 15, 2004 Axia Group, Inc. closed on an agreement previously entered into with Jody R. Regan that provided for the acquisition of a controlling interest in the registrant in exchange for a cash payment in the sum of $50,000. At the conclusion of the transaction Mr. Regan held 10,000,000 shares of the common stock of Axia or 79.65% of all issued and outstanding shares of common stock. The funds were paid in cash from the personal resources of Mr. Regan.

Mr. Regan is currently serving as the Vice-President and General Manager of D & R Crane, Inc. He has over 30 years experience as a field technician, estimator, sales and in management. Mr. Regan has a record of success in sales of new systems and in directing operation for D & R Crane, Inc. D & R Crane, Inc. was established in 1991 as an overhead crane and hoist service company. D & R has moved into manufacturing of material handling systems, it currently serves customers throughout southern California.

Mr. Regan has also entered into a private agreement to purchase from Richard Surber, president of Axia Group, Inc. 1,000 shares of preferred stock for a purchase price of $50,000.

ITEM 7.      Financial Statements and Exhibits

Financial Statements: Pro forma financial statements or consolidated quarterly statements will be filed by amendment within the time allowed by rule, if required.

The following exhibits are included as part of this report:

EXHIBIT      PAGE
NO.          NO.      DESCRIPTION
---          ---      -----------

1            4        Stock Purchase Agreement dated May 25, 2004, between Axia
                      Group, Inc. and Jody R. Regan



                               SIGNATURES
                               ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2004

                                          Axia Group, Inc.



                                          By: /s/ Richard Surber
                                          --------------------------------------
                                          Richard Surber, President and Director


                                        2


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Exhibit 1
                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is executed this 25th day of May, 2004 by and between Axia Group, Inc., a Nevada corporation ("Axia"), and Jody R. Regan, a resident of the State of California ("Purchaser").

                                   Recitals
                                   --------

         Axia desires to sell and transfer Ten Million (10,000,000) restricted shares of the common stock of Axia to Purchaser at a per share price of $0.005 and Purchaser desires to purchase and acquire Ten Million (10,000,000) restricted shares of the common stock of Axia, par value $0.001 per share at a price of $0.005 per share (the "Shares"), in a private non-registered transaction in exchange for a cash payment of Fifty Thousand dollars ($50,000).

                                   Agreement
                                   ---------

         In consideration of the mutual promises, covenants, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all the parties, the parties hereby agree as follows:

1.       Purchase and Sale of Shares. Axia agrees to transfer the Shares to
         ----------------------------
         Purchaser and Purchaser agrees to acquire the Shares from Axia. Immediately after Axia receives the purchase price from Purchaser, it will direct its transfer agent to issue the Shares to Purchaser.

2.       Purchase Price. As consideration for the Shares, Purchaser shall pay to
         ---------------
         Axia the sum of Fifty Thousand dollars ($50,000), representing a purchase price equal to $0.005 per share for a total number of shares of 10,000,000.

3.       Representation and Warranties of Purchaser. Purchaser represents and
         -------------------------------------------
         warrants that:

         a. Purchaser is an individual resident of the State of California.

         b. Purchaser has such knowledge and expertise in financial and business matters that he is capable of evaluating the merits and substantial risks of the purchase of the Shares and is able to bear the economic risks relevant to the purchase of the Shares hereunder and has received all information regarding Axia that he has requested and believes relevant to making an informed decision to acquire the Shares, including but not limited to the 10-KSB for December 31, 2003 and other filings by Axia with the Securities and Exchange Commission.


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         c.       Purchaser had individual gross income (exclusive of any income attributable to his spouse) of more than $200,000 in each of the most recent two tax years and he reasonably expects to have an individual gross income of excess of $200,000 for the current tax year. Purchaser is a sophisticated investor with experience in business and investment matters. Purchaser's investment in the common stock does not exceed 10% of his net worth.

         d. Purchaser is relying solely upon independent consultation with his professional, legal, tax, accounting and such other advisors as Purchaser deems to be appropriate in purchasing the Shares; Purchaser has been advised to and is hereby again advised to, and has consulted with, his professional tax and legal advisors with respect to any tax consequences of purchasing the Shares.

         e. Purchaser understands that DHX is relying upon Purchaser's representations and warranties as contained in this Agreement in consummating the sale and transfer of the Shares. Therefore, Purchaser agrees to indemnify DHX against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorney's fees) which arise as a result of a sale, exchange or other transfer of the Shares other than as permitted under this Agreement.

4.       Representations and Warranties of Axia. Axia represents and warrants
         ---------------------------------------
         that:

         a. Axia is a corporation duly organized and validly existing under the laws of the State of Nevada.

         b. Axia has valid title to the Shares which it is transferring to DHX pursuant to this Agreement. There are no claims, liens, security interests, or other encumbrances upon the Shares.

         c. Axia is relying solely upon its independent consultation with its professional, legal, tax, accounting and such other advisors as Axia deems to be appropriate in transferring the Shares; Axia has been advised to, and has consulted with, its professional tax and legal advisors with respect to any tax consequences of transferring the Shares.

         d. All corporate action on the part of Axia required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Shares has been duly and effectively taken. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of Axia, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

5.       Survival of Representations, Warranties and Covenants.
         ------------------------------------------------------

         The representations, warranties and covenants made by Axia and DHX in this Agreement shall survive the purchase and sale of the Shares.


                                        4
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6.       Restrictions on Transfer.
         -------------------------

         The Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities statutes. DHX acknowledges that unless a registration statement with respect to the Shares is filed and declared effective by the Securities and Exchange Commission and the appropriate state governing agency, the Shares have or will be issued in reliance on specific exemptions from such registration requirements for a single transaction by an issuer not involving a public offering and specific exemptions under the state statutes. Any disposition of the Shares may, under certain circumstances, be inconsistent with such exemption therefrom after the person desiring to sell provides an opinion of counsel or other evidence satisfactory to the Company to the effect that registration is not required. In some such states, specific conditions must be met or approval of the securities regulatory authorities required before any such offer or sale or other transfer thereof. The following legend shall appear on the certificate(s) representing the Shares:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

7.       Miscellaneous.
         --------------

         a. In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         b. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns. The parties hereto may not transfer or assign any part of their rights or obligations except to the extent expressly permitted by this Agreement.

         c. This Agreement constitutes the entire agreement and understanding between the parties with respect to the sale of the Shares and may not be modified or amended except in writing signed by both parties.

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         d.       No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel.

         e. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, State of Utah. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

         f. Any notice or other communication required or permitted by this Agreement must be in writing and will be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

         In the case of Axia:          Axia Group, Inc.
                                       268 West 400 South, Suite 300
                                       Salt Lake City, Utah 84101
                                       Telephone: (801) 575-8073
                                       Telefax: (801) 575-8092
                                       Attention: Gerald Einhorn, Vice-President

         (ii) In the case of Purchaser: Jody R. Regan
                                       12366 Winter Garden Drive
                                       Lakeside, California 92040
                                       Telephone: (619) 328-1064
                                       Telefax: (619)444-1938

         or to such other person or address designated in writing by Axia or Purchaser to receive notice.


         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day and year first appearing herein.

Axia Group, Inc.                                   Purchaser: Jody R. Regan


By: /s/ Richard Surber                             /s/ Jody R. Regan
   --------------------------                      ---------------------------
    Richard Surber, President                      Jody R. Regan, Individually



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